 EX-99.(17)(a)

CITY NATIONAL ROCHDALE FUNDS
400 PARK AVENUE
NEW YORK, NEW YORK 10022

SCAN TO
VIEW MATERIALS & VOTE

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com or scan the QR Barcode above**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02740-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following proposal:

	For	Against	Abstain
1. To approve an Agreement and Plan of Reorganization and Termination (the "Reorganization Plan"), to reorganize the City National Rochdale Fixed Income Opportunities Fund, (the "Target Fund") a series of City National Rochdale Funds (the "Target Trust"), with and into the American Beacon TwentyFour Strategic Income Fund (the "Acquiring Fund"), an existing series of American Beacon Funds (the "Acquiring Trust").	☐	☐	☐

To transact any other business as may properly come before the Special Meeting and any adjournments or postponements thereof**.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and combined Proxy Statement and Prospectus are available at www.proxyvote.com.

T02741-TBD

City National Rochdale Funds
City National Rochdale Fixed Income Opportunities Fund
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of City National Rochdale Fixed Income Opportunities Fund (the "Fund") hereby appoints (Appointee Name 1) and (Appointee Name 2), and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the fund standing in the name of the undersigned at the close of business on September 18, 2026 at the Special Meeting of Shareholders to be held on November 10, 2026, at [TBD] a.m. Eastern Time, at the office of RBC Rochdale Funds, 400 Park Avenue, New York, New York 10022, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE